                                                                    Exhibit 10.7

                                   * Certain confidential information contained
                                     in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                    AGREEMENT

                           BETWEEN OPLINK AND CORNING

     This document sets out an agreement ("the Agreement"), made and entered into this 2nd day of July 1999 (the "Effective Date"), by and between Corning Incorporated ("Corning") and Oplink Communications, Inc. ("Oplink").

     WHEREAS, Corning and Oplink desire to establish certain business relationships, as further described and subject to the terms and conditions below, including: a) an equity investment by Corning in Oplink; b) the supply by Corning to Oplink of certain materials ("Materials") to be incorporated into Oplink products; and c) the supply by Oplink to Corning of certain components ("Components") for use and/or resale by Corning;

     NOW, THEREFORE, in consideration of the premises hereof, and the mutual promises and agreements hereinafter set forth, Corning and Oplink ("the Parties"), intending to be legally bound, do hereby agree as follows:

1. EQUITY INVESTMENT.

     1.1 At the time of the signature of this Agreement by the Parties ("the Closing"), both Parties will sign and be legally bound by the Series D Preferred Stock Purchase Agreement and Amendment Number One thereto (together, "the Investment Agreement"), attached hereto as Exhibit 1, under which Corning will purchase $2 million of Series D Preferred Stork of Oplink ("the Purchased Stock") at the price of $3 per share.

     1.2 The Investment Agreement will contain provisions to establish and ensure, until at least January 1, 2002, that Corning will have the night to have an observer on the Oplink board.

     1.3 Corning will have the option ("the Resell Option") to resell the Purchased Stock to Oplink if either.

          (a) Dr. Statham ceases (for reasons other than death or poor health) at any time prior to April 1, 2001, to be the President and Chief Executive Officer of Oplink (a "Management Change") or

          (b) Oplink fails to establish a manufacturing facility in the Peoples Republic of China capable of manufacturing, no later than April 1, 2001, the items listed in Appendix A (the "PRC Manufacturing Condition")

     If either of these events occur, Corning may exercise this Resell Option by written notice to Oplink (i) in the event of a Management Change, at any time within 60 days thereafter, or (ii) in the event of a failure to meet the PRC Manufacturing Condition, at any time prior to

June 1, 2001 (the "Put Notice"), Within one hundred and eighty (180) days of such notice, Oplink will repurchase the Purchased Stock (and any other Oplink stock which may be issued to Corning as dividends on such Purchased Stock) from Corning at the per-share price used in the last sale of shares by Oplink (to an unrelated party on arm's-length terms) prior to such notice; provided, however, that if this last sale was of common shares, and the most recent previous sale of preferred shares was at a higher price, then the repurchase price from Corning will be that higher, previous price for preferred shares, Notwithstanding any other terms hereof, Corning's Resell Option will terminate in the event of, and on the effective date of, the occurrence of either of the following (if the event occurs prior to delivery of the Put Notice): a) an initial public offering of Oplink stock; or b) a Change of Control Transaction by Oplink. For purposes of this Agreement, a "Change of Control Transaction" means a merger with a third party, the acquisition by a third party of a majority of a Party's equity, the effective transfer to a third party of the control of a Party; or the sale of all or substantially all of a Party's assets to a third party. The Resell option rights granted to Corning in this Section
1.3 shall not be assignable to any transferee of the Purchased Stock, except with the prior written consent of the Company, which consent shall not be unreasonably withheld. Once delivered, the Put Notice shall be irrevocable, except with the mutual written consent of both the party exercising the Resell Option and the Company. Nothing in this Section 1.3 shall be construed to obligate the Company to make any payment that would violate applicable corporate laws intended to protect the nights of creditors; rather, if any portion of the payment required under this Section 1.3 would cause any such violation, then the Company shall be relieved of its obligation to make such portion of such payment until (and only until) such remaining amount may be paid in compliance with applicable corporate laws.

     1.4 At the Closing, Oplink will deliver to Corning an opinion of counsel, in a form satisfactory to Corning, that:

          (a) Oplink is a duly incorporated corporation and has the power to enter into, execute and deliver this Agreement;

          (b) the terms of this Section 1: (i) constitute valid, enforceable and legally binding obligations of Oplink; (ii) do not violate any provision of California or other laws; (iii) have been duly and validly authorized and approved by Oplink's Board of Directors; (iv) can be validly entered into, executed, and performed by Oplink, and all actions necessary for such have been taken; (v) do not violate any of the provisions of Oplink's Certificate of Incorporation or By-Laws; (vi) do not violate, to counsel's knowledge, the provisions of any order, judgment, injunction, decree of any court or other governmental authority applicable to it; (vii) do not result in a violation, to counsel's knowledge, of the provisions or terms of any stock purchase agreement or other agreement between Oplink and any of its shareholders or any party holding any option, warrant or other rights to any Oplink shares; and (viii) do not result in a breach, to counsel's knowledge, of any material contract, agreement or other instrument to which Oplink is a party or by which it or any of its properties, rights or assets may be bound.

2. CORNING SUPPLY OF MATERIALS TO OPLINK

     2.1 The Materials to be purchased by Oplink from Corning hereunder include only: a) the Materials listed in Appendix A; and b) any other Materials which Corning notifies Oplink, in writing, will be included in the Materials.

     2.2 Oplink will purchase all of its external requirements for Materials from Corning; provided, however, that Oplink will not be obligated to purchase any quantity of any item of Materials from Corning:

          (a) if Oplink's external requirements for that quantity of that item are already satisfied by existing Oplink contractual commitments or future contractual commitments made by Oplink as reasonably necessary to meet its requirements for Materials under circumstances set out in subparagraphs b. through d. below;

          (b) if Corning does not offer that quantity of that item on "Market Terms," where "Market Terms" means terms (including price, vendor discounts, quality, delivery terms, and reliability) at least as favorable to Oplink as the terms offered to Oplink by another qualified, reliable supplier for the same item of Materials in the same quantity;

          (c) if Corning refuses to allocate appropriate internal capacity to meet its delivery commitments to Oplink for that quantity of that item; or

          (d) if Corning rejects Oplink's order for that quantity of that item, or Corning fails to deliver that quantity of that item within fourteen (14) days of the date on which Corning was obligated to deliver it.

3. OPLINK SUPPLY OF COMPONENTS TO CORNING

     3.1 The Components to be purchased by Corning from Oplink hereunder are any and all products:

          which are listed in Appendix A;

          which are shown as being available from Oplink in any publicly available Oplink literature; or

          which conform to confidential Corning specifications and are within Oplink's manufacturing capabilities.

     3.2 At Corning's option, the Components purchased by Corning from Oplink hereunder: will bear the "Corning" trademark; and/or will be resold by Corning under the Corning tradename.

     3.3 The Components to be purchased by Corning hereunder will be manufactured by Oplink at the Oplink facility designated by Corning, provided that, at that facility, Oplink has the capability and capacity to manufacture the Components that Corning orders from Oplink.

     3.4 Unless and until Corning has failed to meet its Volume Targets set out in paragraph 3.6 below, Oplink will offer to supply to Corning any quantity of any item of Components which is within Oplink's manufacturing capacity (subject to pre-existing contractual obligations of Oplink). Except as set out in 3.5 below, Oplink will offer such Components on "Competitive Terms," where "Competitive Terms" means terms (including price, quality and reliability) which are at least as favorable to Corning as the most favorable to Corning of:

          (a) the terms offered by Oplink to any other customer for the same or similar Components, in the same or lesser quantities; and

          (b) [ * ] % of the price offered to Corning by another qualified, reliable supplier for the same or similar Components, in the same quantity, on similar terms.

     Corning will not disclose the price offered by Oplink, or the terms of this Agreement, to any other supplier or potential supplier of Components to Corning, without Oplink's express prior written consent.

     3.5 If Corning expressly specifies the use of specific Corning Materials in any Oplink Component to be purchased by Corning hereunder, Oplink will use those Corning Materials in that Oplink Component to be sold to Corning. If Corning does not offer such Corning Materials to Oplink on Market Terms, then Oplink will not be obligated to offer such Oplink Component to Corning on Competitive Terms. In this case, the Parties will negotiate in good faith a price for that Component which represents Competitive Terms adjusted only as necessary to compensate for the difference between the price of the Corning Materials and the Market Terms for the same Materials.

     3.6 Oplink's obligations hereunder to offer Components for Sale to Corning, on the terms described above, are expressly conditioned on Corning purchasing Components from Oplink, in 1999 through 2003, in quantities having a total invoice value equal to or greater than the amounts set out below for each year ("Volume Targets"). If Corning fails to purchase from Oplink the Volume Target in any year, then, until the first day of the first year after any subsequent year in which Corning purchases the Volume Target from Oplink: Oplink will have no obligation to offer any Components for sale hereunder; the pricing and volume of any Components will be established by negotiation; and Oplink's purchase commitments under paragraph 2.2 above will not apply.

                                               VOLUME TARGETS
                                   ----------------------------------------
YEAR                           1999        2000       2001        2002        2003
TOTAL INVOICE VALUE           [ * ]       [ * ]       [ * ]      [ * ]       [ * ]
   (IN US$ MILLIONS)


     3.7 For purposes of determining whether Corning has purchased the Volume Target under paragraph 3.6 above in any year, the quantities described below will be deemed to have been purchased by Corning in that year and included in the calculation of the Volume Target for that year.

          (a) Any quantity of any Component which Oplink has qualified to Corning's specifications and which Corning, reasonably and in good faith, requests that Oplink supply on Competitive Terms in that year, but Oplink refuses to supply on such terms.

---------------------------------
*CONFIDENTIAL TREATMENT REQUESTED

          (b) Any quantity of any Component which Oplink agrees to deliver to Corning in that year, but which Oplink fails to deliver to Corning in that year for any reason other than a request by Corning to delay delivery.

4. MANAGEMENT OF SUPPLY RELATIONSHIPS.

     4.1 The Parties will meet on a regular basis (at least once every quarter unless otherwise agreed) to review the performance of each Party's supply and purchase obligations and/or targets, and to plan any future capacity needs. Such reviews shall include, but not be limited to:

          Supplier performance in respect of quality, on time deliveries, and lead times;

          Purchaser capacity needs and forecasts;

          Status of any purchase obligations or targets;

          Purchase price and market price and opportunities to reduce cost and purchase price; and

          Opportunities to enhance product performance or reliability.

     Corning and Oplink will each appoint a person to implement the above procedures.

     4.2 Each Party supplying to the other hereunder will notify the purchasing Party as soon as possible of any problem or delay in delivery, together with a proposal on how the delay will be rectified.

5. PATENT LICENSE NEGOTIATION. If Corning requests, prior to April 1, 2002, a license to one Or more Oplink patent(s) granted or applied for prior to April 1, 1999, Oplink will meet with Corning to negotiate, in good-faith, Corning's request to license such patents (subject to any prior obligations of Oplink).

6. TERM AND TERMINATION.

     6.1 This Agreement will come into force on the date of its execution by the last Party to sign it, as shown in the signature block. This Agreement will continue in force until the earlier of:

          (a) termination by either Party under paragraph 6.2 below; or

          (b) January 1, 2004, unless extended or renewed by written agreement of the Parties.

     The rights set out in Section 1 above will continue for the period set out therein, regardless of any prior termination of this Agreement.

     6.2 This Agreement may be terminated by either Party:

          (a) in the event that the other Party materially breaches this Agreement and such breach is not remedied after thirty days' notice;

          (b) in the event that the other Party enters into a Change of Control Transaction (as defined in paragraph 1.3 above); or

          (c) in the event that the other party enters into any form of bankruptcy or insolvency process.

     6.3 The rights to terminate this Agreement shall not prejudice any other right or remedy in respect of the breach concerned (if any) or any other breach.

     6.4 Upon termination of this Agreement for any reason, subject as otherwise provided in this Agreement and to any rights or obligations which have occurred prior to termination, neither party shall have any further obligation to the other under this Agreement.

7. FORCE MAJEURE

     7.1 Neither party shall be liable hereunder to the other for any loss, injury, delay or damage suffered or incurred by the other party due to fire, storm, explosion, acts of God, war, supervening legislation, governmental or other regulations and directions or any other cause beyond the reasonable control of either party and any failure or delay by either party in the performance of any of its obligations under this Agreement due to any of the foregoing causes shall not be considered a breach of this Agreement and shall not give rise to any liability.

     7.2 Should the delivery of any order by either Party be delayed by any cause beyond the reasonable control of that Party: the delayed Party will promptly give the other Party notice of the delay and its cause; the time for delivery of that order shall be extended for a reasonable period in light of the urgency of the receiving Party's need for the delayed goods; and the delayed Party will take all commercially reasonable actions to remedy or reduce the delay. In the event that a circumstance of force majeure continues for a period of three (3) weeks then the receiving party can terminate the order at no cost or liability to itself

8. REPRESENTATIONS AND WARRANTIES

     Each Party represents and warrants to the other Party as follows:

     8.1 CORPORATE ORGANIZATION. It is a corporation duly organized, validly existing and in good standing under the laws of its respective Jurisdiction.

     8.2 POWER AND AUTHORITY TO ENTER INTO THIS AGREEMENT. It has the corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

     8.3 CORPORATE PROCEEDINGS; VALIDITY; ENFORCEABILITY. The execution, delivery and performance of this Agreement by it and on its behalf has been duly and validly authorized and approved by its Board of Directors and it has taken all such other action as is necessary or required to enter into, execute and deliver this Agreement, and to perform its obligations hereunder and this Agreement constitutes its valid and legally binding obligation, enforceable in accordance with the terms and conditions hereof.

     8.4 NO VIOLATION. The execution and delivery of this Agreement and the other agreements and instruments executed or to be executed and delivered by it in connection herewith and the consummation of the transactions contemplated hereby will not in any material manner (i) violate any provision of law, (ii) violate any of the provisions of its Certificate of Incorporation or By-Laws,
(iii) violate the provisions of any order, judgment, injunction, decree of any court or other governmental authority applicable to it; (iv) violate the provisions or terms of any stock purchase agreement or other agreement between Oplink and any of its shareholders or any party holding any option, warrant or other rights to any Oplink shares; or (v) result in a breach of any material contract, agreement or other instrument to which it is a party or by which it or any of its properties, rights or assets may be bound.

     8.5 BROKERS. No broker, agent or finder has been retained by it with respect to this Agreement or the transactions contemplated hereby.

9. COVENANTS.

     9.1 Neither Party will make any announcement with respect to this Agreement or the transactions contemplated by it, and each Party will keep the same confidential until such time as may be mutually agreed upon by them. If any Party determines that it is required by law to make any public disclosure of this Agreement or any transaction contemplated herein, it will inform the other Party of such determination. The Parties will then attempt, in good faith negotiation, to agree upon the text of a joint public announcement or the text of one or more separate public announcements with respect thereto.

     9.2 Oplink will not enter into any agreement, or issue any equity or rights to equity on any terms, that would conflict with, violate, or impair Corning's rights under, any provision of this Agreement; provided, however, that Oplink will not breach this term by entering into line of credit and/or bank financing agreements with terms that are typical and reasonable in such agreements.

10. SURVIVAL AND INDEMNIFICATION

     10.1 SURVIVAL OF REPRESENTATION AND WARRANTIES. Notwithstanding any investigation made by or on behalf of any Party at any time, all the terms, conditions, warranties, representations and indemnities set forth in this Agreement, including the Exhibits, or Appendices, certificate, document or other instrument delivered in connection herewith, shall survive the transfer of shares and the execution hereof for a period of only two years from and after the date hereof.

     10.2 INDEMNIFICATION BY EACH PARTY. Each Party will indemnify and hold harmless the other Party from and against any and all claims, liabilities, losses, suits, and expenses (including reasonable attorneys fees) ("Loss") that arise by virtue of or based upon or arise out of or result directly from the inaccuracy or breach of any representation or warranty made by that Party in Section 8 of this Agreement.

     10.3 CLAIMS FOR REIMBURSEMENT. If any Party ("the Indemnified") shall have suffered any Loss or receive any formal claim for a Loss covered by indemnification of paragraph 10.2 above, it will give the other Party ("the Indemnifier") prompt written notice of the nature and amount of such Loss or claim. The Indemnifier will have 30 days from the date of such notice to investigate and dispute the nature, validity or amount of any such Loss or claim. During such thirty-day period, the Indemnifier will have reasonable access, during normal business hours, to the books and records of the Indemnified for the purpose of such investigation.

     If the Indemnifier disputes the nature, validity or amount of such Loss or claim, it will give the Indemnified written notice of such dispute within such thirty-day period, and the Parties will attempt in good faith to resolve such dispute promptly.

     In the absence of any such dispute, the Indemnifier will promptly, and in any event not later than the expiration of such thirty-day period, reimburse the Indemnified for such Loss or defend the claim giving rise to such potential Loss.

     If the Indemnifier disputes only the amount of the Loss, it will promptly pay to the Indemnified any undisputed portion of the Loss.

11. DISPUTE RESOLUTION. If there is any dispute between the Parties hereto, related to the validity, legality, enforceability, execution, interpretation, indemnification, representations, warranties, or other terms hereof, that dispute shall be finally settled by arbitration. The arbitration shall be held in New York, New York and shall be conducted if in accordance with the then-prevailing rules of the American Arbitration Association by one arbitrator appointed by agreement of the Parties. A decision or award of the arbitrator shall be final and may be entered as a final Judgment in any court, state or federal, having jurisdiction, and the costs of the arbitration shall be apportioned as the arbitrator shall determine.

12. GENERAL PROVISIONS

     12.1 EXPENSES. Each Party shall be responsible for and bear its own costs and expenses in connection with or arising out of the negotiation and execution of this Agreement, including without limitation any broker, agent or finder's fees, and the consummation of the transactions provided for herein and any investigation related thereto.

     12.2 AMENDMENT AND WAIVER. This Agreement may be amended, modified or supplemented only in writing executed by both Parties hereto making specific reference to this Agreement and stating the plan or intention to modify or supplement it and may be waived only in writing executed by the Party making such waiver which writing shall make specific reference to this Agreement and state the intention to waive particular provisions of it.

     12.3 EFFECT OF WAIVER. No waiver of any breach of any provision of this Agreement will be held to be a waiver of any other or subsequent breach, and the failure of a Party to enforce at any time any provision hereof, will not be deemed a waiver of any right of any such Party to subsequently enforce such provision or any other provision hereof.

     12.4 NO ASSIGNMENT. No Party will assign in whole or in part this Agreement or its respective rights and obligations hereunder without the prior written consent of the other Party. Absent such consent, any attempted assignment will be null and void, except that Corning may assign this Agreement or any right or obligation hereunder to any parent, subsidiary, or affiliate of Corning.

     12.5 NOTICES. All notices, requests, demands or other communications hereunder must be in writing, executed by an authorized representative of the Party giving such notice, and must be delivered by hand, commercial courier, or fax to the other Party as follows:

          If to Corning:    Corning Incorporated
                            One Riverfront Plaza
                            Corning, NY 14830
                            Attn: General Counsel

          If to Oplink:     Oplink Communications, Inc.
                            721 Charcot Avenue
                            San Jose, CA 95131
                            Attn: Chief Executive Officer & President

or to such other address or addresses a Party may hereafter designate in a writing duly noticed and delivered to the other Party.

     12.6 COUNTERPARTS. This Agreement may be executed simultaneously in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

     12.7 HEADINGS. Article, section and subsection headings in this Agreement are provided for convenience of reference only and will not be deemed to constitute a part hereof for any purpose whatsoever.

     12.8 GOVERNING LAW. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of New York.

     12.9 SEVERABILITY. If any provision of this Agreement shall be ruled to be invalid, illegal or unenforceable under applicable law, the remainder of this Agreement will continue to be valid and enforceable unless such invalidity or illegality or unenforceability substantially diminishes the rights and obligations taken as a whole of either Party hereunder. In that case, the Parties will negotiate, in good faith, new terms for this Agreement which provide to each Party, to the extent possible, the same benefits, risks and costs that were provided to that Party under this Agreement prior to such ruling.

     12.10 ENTIRE AGREEMENT. This Agreement and the Exhibits and Appendices hereto set forth the entire agreement and understanding between the Parties with respect to the transactions provided for herein and supersede and cancel any and all prior discussions, correspondence, agreements or understandings between the Parties with respect to such matters.

     IN WITNESS WHEREOF, the Parties, intending legally to be bound, have caused this Agreement to be executed by their authorized representatives on and as of the date first above set forth.


                                     OPLINK COMMUNICATIONS, INC.

                                     By: /s/ C. Derek Statham
                                        ---------------------------------------
                                        Derek Statham
                                        Chief Executive Officer and President


                                     CORNING INCORPORATED

                                     By:
                                        ---------------------------------------
                                     Title:

                                     Date:
                                          -------------------------------------

     IN WITNESS WHEREOF, the Parties, intending legally to be bound, have caused. this Agreement to be executed by their authorized representatives on and as of the date first above set forth.


                                      OPLINK COMMUNICATIONS, INC.

                                      By:
                                         --------------------------------------
                                         Derek Statham
                                         Chief Executive Officer and President


                                      CORNING INCORPORATED

                                      By:   /s/ Gerald J. Fine
                                         --------------------------------------
                                      Title:   VP GM PTD

                                      Date:    1-JUL-99
                                           ------------------------------------

                                   APPENDIX A
                                  PRODUCT LISTS

1.  LIST OF ITEMS UNDER SECTION 1.3.b., TO BE MANUFACTURED BY OPLINK IN THE PRC

                           [ * ]



2.  LIST OF MATERIALS UNDER SECTION 2.1, TO BE PURCHASED BY OPLINK FROM CORNING

                           [ * ]


3.  LIST OF COMPONENTS UNDER SECTION 3.1, TO BE PURCHASED BY CORNING FROM OPLINK

                           [ * ]






---------------------------------
*CONFIDENTIAL TREATMENT REQUESTED

                                       A-1